UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 22, 2006

Somanta Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20297	20-3559330
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19200 Von Karman Avenue, Suite 400, Irvine, CA	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 477-8090
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On June 22, 2006, David W. Kramer resigned, effective June 30, 2006, as the Chief Financial Officer, Treasurer and Secretary of the registrant, and the registrant’s Executive Chairman, Terrance J. Bruggeman, will be appointed, effective as of June 30, 2006, as the registrant’s interim Chief Financial Officer, Treasurer and Secretary.

        Mr. Bruggeman was the Executive Chairman and a director of Somanta Limited from January 2005 through August 2005. Mr. Bruggeman was the Executive Chairman and a director of Somanta Incorporated from August 2005 through January 2006. In January 2006, Mr. Bruggeman became the registrant’s Executive Chairman and a director. From 2002 to 2005, Mr. Bruggeman was Chairman, President and Chief Executive Officer of Aspetuck Capital Partners, Inc., a strategic consulting and interim management firm focused on development stage business. He was President and Chief Executive Officer of SureBeam Corporation, supplier of electron beam food safety systems from 2003 to 2004 (SureBeam filed for Chapter 7 liquidation in January, 2004) and from 1999 to 2002 was Chairman, President and Chief Executive Officer of Provasis Therapeutics, Inc., a medical device company treating vascular diseases. He was Chairman, President and Chief Executive Officer of Diversa Corporation, an entity discovering, developing and optimizing novel enzymes and other bioactive compounds for use in industrial agricultural and pharmaceutical application from 1996 to 1999. Mr. Bruggeman is an Advisor Director of InnerTalent, Inc., Chairman of Advanced Cardiovascular Devices, LLC, and an Adviser Director at the College of Business, California State University, San Marcos. Mr. Bruggeman is a member of the Board of Directors of the Burnham Institute for Medical Research, BIOCOM and The Lincoln Park Zoological Society. Mr. Bruggeman has his BA from the University of Notre Dame and attended the MBA program at the University of Chicago.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Somanta Pharmaceuticals, Inc.
By: /s/ Terrance J. Bruggeman
Terrance J. Bruggeman
Executive Chairman

Dated: June 22, 2006